Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2012 relating to the financial statements, which appears in Resources Connection, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2014.

/s/ PricewaterhouseCoopers LLP

Irvine, CA

December 18, 2014